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                     Form of Opinion of Stevens & Lee, P.C.



                                                              March    , 1998



Board of Directors
PSB Bancorp, Inc.
Pennsylvania Savings Bank
Eleven Penn Center
Suite 2601
1835 Market Street
Philadelphia, Pennsylvania  19103

Re:      Registration Statement on Form S-1 (SEC File No. 333-37511)

Gentlemen:

         In connection with the proposed offering by PSB Bancorp, Inc. (the "Holding Company") of up to 3,099,728 shares of the Holding Company's common stock, no par value per share (the "Common Stock"), covered by the Holding Company's Registration Statement on Form S-1 (No. 333-37511) (the "Registration Statement"), we, as special counsel to the Holding Company and the Savings Bank, have reviewed:

         1.       the Articles of Incorporation of the Holding Company;

         2.       the Bylaws of the Holding Company;

         3. the Plan of Conversion of PSB Mutual Holding Company to a stock holding company and the simultaneous reorganization of Pennsylvania Savings Bank to a wholly-owned subsidiary of the Holding Company;

         4.       the minute books of the Company;

         5.       the Registration Statement; and

         6.       copies of the certificates representing shares of the Common
                  Stock.

         Based upon our review of such documents, it is our opinion that:

         1. The Holding Company has been duly incorporated under the laws of the Commonwealth of Pennsylvania and is validly existing and in good standing under the laws of such Commonwealth.

         2. The 3,099,728 shares of Common Stock covered by the Registration Statement has been duly authorized and, when issued and sold for cash pursuant to the terms described in the Registration Statement, will be legally issued by the Holding Company and fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us under the heading "Legal Matters" in the related Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,

                                                     STEVENS & LEE